Exhibit 10.4

Grant. No. RSU-

WAVE LIFE SCIENCES, INC.

(the “Company”)

Nasdaq Inducement Restricted Stock Unit Award Grant Notice and

Nasdaq Inducement Restricted Stock Unit Agreement

A.	Name of Participant:

B.	Grant Date:

C.	Maximum Number of Shares Underlying

Restricted Stock Unit Award:

D.	Vesting Start Date:

E.	Vesting Schedule:

This Restricted Stock Unit Award shall vest as follows provided the Participant remains in Continuous Service through the applicable vesting date:

[__].

[__].

The Company and the Participant acknowledge receipt of this Nasdaq Inducement Restricted Stock Unit Award Grant Notice and agree to the terms of the Nasdaq Inducement Restricted Stock Unit Agreement attached hereto and incorporated by reference herein and the terms of this Restricted Stock Unit Award as set forth above.

Wave Life Sciences, Inc.

By:
Title: Authorized Signatory

Participant

By:
Name:

NASDAQ INDUCEMENT RESTRICTED STOCK UNIT AGREEMENT - INCORPORATED TERMS AND CONDITIONS

This Nasdaq Inducement Restricted Stock Unit Agreement (this “Agreement”) is made and entered into as of the Grant Date set forth on the Nasdaq Inducement Restricted Stock Unit Award Grant Notice by and between Wave Life Sciences,Inc., a company incorporated in Delaware (the “Company”), and the individual whose name appears on the Nasdaq Inducement Restricted Stock Unit Award Grant Notice (the “Participant” ).

WHEREAS, the Board or the Committee has determined that it is in the best interests of the Company and its stockholders to grant an award of Restricted Stock Units as an inducement material to the Participant’s entering into employment with the Company under NASDAQ Listing Rule 5635(c)(4) the (“Award”) as provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Definitions. Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Agreement, have the following meanings:

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

“Applicable Laws” means the requirements related to or implicated by this Agreement under (i) applicable laws of the State of Delaware; (ii) applicable laws of the United States, including but not limited to, United States federal and state securities laws and the Code; (iii) applicable laws of Japan, including but not limited to, the Financial Instruments and Exchange Act of Japan; (iv) any stock exchange or quotation system on which the Common Shares are listed or quoted; and (v) the applicable laws of any foreign country or jurisdiction where the Award was granted.

“Board” means the Board of Directors of the Company, as constituted at any time.

“Cause” means: (a) if the Participant is a party to an employment agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or (b) if no such agreement exists, or if such agreement does not define Cause: (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving fraud, embezzlement or any other act of moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (ii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates; (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate; (iv) material breach of any employment, consulting, advisory, nondisclosure, non-solicitation, non-competition or similar agreement with the Company or its Affiliates; or (v) material violation of state or federal securities laws. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether the Participant has been discharged for Cause.

“Code” means the U.S. Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means a committee of one or more members of the Board to which the Board has delegated power to act.

“Common Shares” means common shares in the capital of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.

“Consultant” means any individual who is engaged by the Company or any Affiliate to render consulting or advisory services.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of: (a) a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service; or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Participant’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Applicable Laws.

“Corporate Transaction” means the merger, consolidation or other reorganization of the Company, or a successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

“Director” means a member of the Board.

“Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment. The determination of whether the Participant has a Disability shall be determined under procedures established by the Committee. The Committee may rely on any determination that the Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which the Participant participates.

“Dividend Equivalents” means the right to receive cash on a Restricted Stock Unit when a dividend is declared by the Company.

“Employee” means any person, including an Officer or Director, employed by the Company or an Affiliate.

“Fair Market Value” means, as of any date, the value of a Common Share as determined below. If a Common Share is listed on any established stock exchange or a national market system, including without limitation, the New York Stock Exchange or the NASDAQ Stock Market, the Fair Market Value shall be the closing price of a Common Share (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in the Wall Street Journal. In the absence of an established market for a Common Share, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

“non-assessable”, in relation to the Common Shares to be issued pursuant to this Agreement, means that holders of such shares, having fully paid up all amounts due on such shares, or such shares having been credited as fully paid up, as the case may be, are under no further personal liability to make payments to the Company or its creditors or contribute to the assets or liabilities of the Company in their capacities purely as holders of such shares;

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2. Grant of Restricted Stock Units. The Company hereby issues to the Participant on the Grant Date set forth in the Nasdaq Inducement Restricted Stock Unit Award Grant Notice (the “Notice”) the number of Restricted Stock Units (the “Restricted Stock Units”) set forth in the Notice. Each Restricted Stock Unit represents a contingent right to receive one Common Share, subject to the terms and conditions set forth in this Agreement. Capitalized terms that are used but not defined herein have the meaning ascribed to them in this Agreement.

3. Consideration. The grant of the Restricted Stock Units is made in consideration of the services to be rendered by the Participant to the Company. No Common Shares shall be issued on the Grant Date of the Award, and the Company will not be required to set aside a fund for the payment of this Award.

4. Vesting.

4.1 Except as otherwise provided herein, provided that the Participant remains in Continuous Service through the applicable vesting date, the Restricted Stock Units will vest, and no longer be subject to any restrictions, in accordance with the schedule set forth in the Award (the period during which restrictions apply, the “Restricted Period”).

4.2 The foregoing vesting schedule notwithstanding, if the Participant’s Continuous Service terminates for any reason at any time before all of his or her Restricted Stock Units have vested, the Participant’s unvested Restricted Stock Units shall be automatically forfeited upon such termination of Continuous Service and neither the Company nor any Affiliate shall have any further obligations to the Participant under this Agreement.

5. Rights as Stockholder; Dividend Equivalents.

5.1 The Participant shall not have any rights of a stockholder with respect to the Common Shares underlying the Restricted Stock Units (including, without limitation, any voting rights or any right to dividends paid with respect to the Common Shares underlying the Restricted Stock Units).

5.2 The Participant shall not be entitled to any Dividend Equivalents in respect of the Restricted Stock Units.

6. Settlement of Restricted Stock Units.

6.1 Within ten days of the vesting of a Restricted Stock Unit, the Company shall issue Common Shares registered in the name of the Participant, the Participant’s authorized assignee, or the Participant’s legal representative, which shall be evidenced by share certificates representing the shares with the appropriate legends affixed thereto, appropriate entry on the books of the Company or of a duly authorized transfer agent, or other appropriate means as determined by the Company. No fractional Common Shares shall be issued or delivered pursuant to this Agreement. The Committee shall determine whether any fractional shares should be rounded, forfeited or otherwise eliminated. The Common Shares issued upon the vesting of the Restricted Stock Units shall, upon issuance, be fully paid or credited as fully paid, non-assessable Common Shares.

6.2 To the extent that the Participant does not vest in any Restricted Stock Units, all interest in such Restricted Stock Units shall be forfeited. The Participant has no right or interest in any Restricted Stock Units that are forfeited.

7. Tax Liability and Withholding.

7.1 The Participant shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Participant pursuant to the vesting of the Restricted Stock Units, the amount of any applicable foreign, federal, state and local withholding obligations of the Company in respect of the Restricted Stock Units and to take all such other action as the Company deems necessary to satisfy all obligations for the payment of such withholding taxes. The Company shall not deliver any shares to the Participant until it is satisfied that all required withholdings have been made. At the option of the Company, the Company may require the sale by the Participant on the applicable vesting date such number of Common Shares as the Company deems necessary to satisfy the Company’s withholding obligation, after deduction of the broker’s commission, and the broker shall be required to remit to the Company the cash necessary in order for the Company to satisfy its withholding obligation. Such sales shall be made pursuant to a mandatory “sell-to-cover” program instituted by the Company with no discretion by the Participant with respect to any sale under the “sell-to-cover” program. To the extent the proceeds of such sale exceed the Company’s withholding obligation the Company agrees to pay such excess cash to the Participant as soon as practicable. In addition, if such sale is not sufficient to pay the Company’s withholding obligation the Participant agrees to pay to the Company as soon as practicable, including through additional payroll withholding, the amount of any withholding obligation that is not satisfied by the sale of shares. The Participant agrees to hold the Company and the broker harmless from all costs, damages or expenses relating to any such sale. The Participant acknowledges that the Company and the broker are under no obligation to arrange for such sale at any particular price. In connection with such sale of shares, the Participant shall execute any such documents requested by the broker in order to effectuate the sale of Common Shares and payment of the withholding obligation to the Company.

7.2 Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the Restricted Stock Units; and (b) does not commit to structure the Restricted Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items.

8. No Right to Continued Service; No Rights as Stockholder. This Agreement shall not confer upon the Participant any right to be retained in any position, as an Employee, Consultant or Director of the Company. Further, nothing in this Agreement shall be construed to limit the discretion of the Company to terminate the Participant’s Continuous Service at any time, with or without Cause. The Participant shall not have any rights as a stockholder with respect to any Common Shares subject to the Restricted Stock Units prior to the date of settlement.

9. Transferability. The Restricted Stock Units are not transferable by the Participant other than to a designated beneficiary upon the Participant’s death or by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by Applicable Laws. No assignment or transfer of the Restricted Stock Units, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Restricted Stock Units will be forfeited by the Participant and all of the Participant’s rights to such Restricted Stock Units shall immediately terminate without payment or consideration by the Company and become of no further effect.

10. Corporate Transaction and Adjustments.

10.1 Adjustments Upon Changes in Shares. In the event of changes in the outstanding Common Shares or in the capital structure of the Company by reason of any share or extraordinary cash dividend, share split, reverse share split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of the Award, the maximum number of Common Shares subject to the Award will be equitably adjusted or substituted, as to the number or kind of a Common Share to the extent necessary to preserve the economic intent of the Award. In the case of adjustments made pursuant to this Section 10.1, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall ensure that any adjustments under this Section 10.1 will not constitute a modification of the Award within the meaning of Section 409A of the Code. The Company shall give the Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

10.2 Effect of a Corporate Transaction. The obligations of the Company under this Agreement shall be binding upon any successor corporation or organization resulting from a Corporate Transaction. In the event of a Corporate Transaction, the Board, shall make appropriate provision for the continuation of this Award on the same terms and conditions by substituting on an equitable basis for the Common Shares then subject to this Award either the consideration payable with respect to the outstanding Common Shares in connection with the Corporate Transaction or securities of any successor or acquiring entity. In lieu of the foregoing, in connection with any Corporate Transaction, the Board may provide that, upon consummation of the Corporate Transaction, the Award shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of Common Shares equal to the number of Restricted Stock Units then comprising the Award. Such surrender or termination shall take place as of the date of the Corporate Transaction or such other date as the Board may specify.

10.3 Compliance with Law. This Award and the issuance and transfer of Common Shares shall be subject to compliance by the Company and the Participant with all Applicable Laws. No Common Shares shall be issued upon vesting of the Restricted Stock Units unless and until any then Applicable Laws have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the Common Shares with the U.S. Securities and Exchange Commission, any state securities commission or any stock exchange or under any other Applicable Laws to effect such compliance.

11. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware and any other Applicable Laws, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, if the Participant is a tax resident of the United States the parties hereby consent to exclusive jurisdiction in the Commonwealth of Massachusetts and agree that such litigation shall be conducted in the state courts of Middlesex County, Massachusetts or the federal courts of the United States for the District of Massachusetts and if the Participant is a resident of any other country the parties consent to the exclusive jurisdiction in the country in which such Participant resides.

12. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.

13. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock Units may be transferred by will or the laws of descent or distribution.

14. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each provision of this Agreement shall be severable and enforceable to the extent permitted by law.

15. No Right to Future Grants. The grant of the Restricted Stock Units in this Agreement does not create any contractual right or other right to receive any Restricted Stock Units or any other equity awards in the future. Future awards, if any, will be at the sole discretion of the Company.

16. Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock Units and this Agreement, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant’s material rights under this Agreement unless (a) the Company requests the consent of the Participant; and (b) the Participant consents in writing.

17. Section 409A. This Agreement is intended to comply with an exemption from Section 409A of the Code and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

18. No Impact on Other Benefits. The value of the Participant’s Restricted Stock Units is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

19. Clawback. Notwithstanding anything to the contrary contained in this Agreement, the Company may recover from the Participant any compensation received from the Award (whether or not vested or settled) or cause the Participant to forfeit the Award (whether or not vested) in the event that the Company’s Clawback Policy then in effect is triggered.

20. Data Privacy. By entering into this Agreement, the Participant: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering this Agreement or providing recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of Restricted Stock Units and the administration of the Award; and (ii) authorizes the Company and each Affiliate to store and transmit such information in electronic form for the purposes set forth in this Agreement.

21. Acceptance. The Participant hereby acknowledges receipt of a copy of this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Restricted Stock Units subject to all of the terms and conditions of this Agreement. The Participant acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Restricted Stock Units and that the Participant should consult a tax advisor prior to such vesting or settlement.